News Release
For Immediate Release


Company Contact:
Jerry D. Cash, Chairman and Chief Executive Officer
David E. Grose, Chief Financial Officer
Phone: (405) 488-1304
Website: www.qrcp.net


     Quest Resource Forms Limited Partnership for Midstream Assets


OKLAHOMA CITY, December 26, 2006 (Business Wire) - Quest Resource Corporation ("Quest"), (NASDAQ: QRCP), the largest operating company in the Cherokee Basin, announced that it has formed Quest Midstream Partners, L.P. (the "Partnership"), a limited partnership that owns and operates a gas gathering system in the Cherokee Basin. Concurrently, the Partnership completed a private placement of equity with net proceeds to Quest after associated fees expected to be approximately $82 million. Approximately $45 million will be used to repay indebtedness under the company's revolving credit facility and existing trade payables, and the remainder will be used for development and acquisition within the Cherokee Basin.

"Formation of Quest Midstream Partners has created a vehicle for Quest to realize significant value for our midstream assets," said Jerry Cash, Quest chairman and chief executive officer. "The private placement of approximately 49% of the common units in the Partnership provides capital to Quest to immediately reduce leverage and underpin the funding of our 2007 capital program, which is concentrated on our large inventory of identified, low-risk development projects on our existing undeveloped acreage within the Cherokee Basin."

The private placement investor group was led by Alerian Capital Management, LLC, and co-led by Swank Capital, LLC. The private placement consisted of 4,864,866 common units, representing an approximate 48.65% limited partner interest in the Partnership, at a purchase price of $18.50 per unit. In addition, certain of the investors received an aggregate 15% interest in the general partner of the Partnership.

Friedman, Billings, Ramsey & Co., Inc. (NYSE: FBR) acted as financial advisor to Quest in connection with the formation of the Partnership.

The securities have not been registered under the Securities Act of 1933, as amended, (the "Securities Act"), or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Quest Resources Corporation

Quest Resource is the largest producer of natural gas in the Cherokee Basin, which is located in southeastern Kansas and northeastern Oklahoma. The Company operates more than 1,500 producing wells which produce into the 1,500+ mile gathering and transportation pipeline system now owned and operated by Quest Midstream Partners, L.P. Quest currently has approximately 1,700 locations in its drilling inventory. For more information, visit the Quest Resource website at www.qrcp.net.


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Forward-Looking Statements

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Quest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation: the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carryout the Company's anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition, general market conditions, and other risks detailed in Quest's filings with the Securities and Exchange Commission. You can find Quest's filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov. By making these forward-looking statements, Quest undertakes no obligation to update these statements for revisions or changes after the date of this release.